UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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McMoRan Exploration Co.

(Name of Registrant as Specified In Its Charter)

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1615 Poydras Street ▪ New Orleans, LA 70112	Financial & Media Contact:
David P. Joint
(504) 582-4203
McMoRan Exploration Co. Sets
Special Meeting Date of December 30, 2010
NEW ORLEANS, LA, November 23, 2010 — McMoRan Exploration Co. (NYSE: MMR) today announced it will hold a special meeting of its stockholders on December 30, 2010, to vote on the issuance of common stock to Plains Exploration & Production Company (NYSE: PXP) in connection with McMoRan’s proposed acquisition of PXP’s shallow water Gulf of Mexico (GOM) shelf assets and the issuance of convertible preferred stock to Freeport-McMoRan Copper & Gold Inc. (NYSE:FCX). Stockholders who hold shares of McMoRan common stock at the close of business on November 15, 2010, the record date of the special meeting, will be entitled to vote at the special meeting.
     On September 20, 2010, McMoRan announced an agreement to acquire PXP’s shallow water GOM shelf assets for a combination of stock and cash. Under the terms of the transaction, McMoRan will issue 51 million shares of McMoRan common stock and pay $75 million in cash to PXP to acquire all of PXP’s interests and exploration rights in the shallow waters of the shelf of the GOM.
     The closing of the acquisition is subject to McMoRan shareholder approval of the issuance of common stock to PXP, as required by New York Stock Exchange (NYSE) rules, the completion of financing transactions, receipt of regulatory approvals and other customary closing conditions. Early termination of the waiting period under the Hart-Scott-Rodino Act was granted in mid-October. Proxy materials related to the McMoRan shareholder meeting were filed with the Securities and Exchange Commission (SEC) on November 23, 2010 and are being mailed to McMoRan stockholders in connection with the special meeting.
     Concurrent with the closing of the PXP transaction, McMoRan will privately issue $900 million in equity-linked securities to fund future capital expenditures associated with McMoRan’s expanded asset base and for general corporate purposes. McMoRan reached agreement on the terms of this private placement in September 2010. The financing includes $400 million in investments from institutional investors and $500 million from FCX. The closings of the private placements are subject to the completion of the PXP transaction, McMoRan shareholder approval of the issuance of convertible preferred stock to FCX, and other customary closing conditions.
     McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area. Additional information about McMoRan is available on its internet website “www.mcmoran.com”.
IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS: In connection with the proposed transaction, McMoRan filed a definitive proxy statement with the SEC on November 23, 2010. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These materials (and all other documents filed by McMoRan with the SEC) are available free of charge at www.mcmoran.com. Investors and security holders may also obtain the proxy statement and other documents filed with the SEC by McMoRan free of charge at the SEC’s web site, www.sec.gov.
     McMoRan’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding McMoRan’s directors and officers can be found in its proxy statement filed with the SEC on March 25, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the proxy statement filed with the SEC.
CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the potential opportunities and benefits presented by the proposed property acquisition, including expectations regarding reserve estimates and production rates, statements about the proposed financing transactions and other statements that are not historical facts. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, variations in the market demand for, and prices of, oil and natural gas, the closing of the property acquisition, the exercise of preferential rights by third parties, the availability of financing on commercially reasonable terms and the closing of such financing transactions, each of which depends on the satisfaction of various closing conditions, including, but not limited to, obtaining shareholder approval of the issuances of securities as required under New York Stock Exchange rules and obtaining regulatory approvals, and other factors described in more detail in Part I, Item 1A. “Risk Factors” included in our 2009 Form 10-K, as updated by our subsequent filings with the SEC. Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, during the quarter, we may make changes to our business plans that could or will affect our results for the quarter. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.
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